Exhibit 23.2

Sam Darwish	Our ref:	I 071 164856/364
Chairman and Group CEO
IHS Towers Limited
I Cathedral Piazza
123 Victoria Street		4 September 2020

London SWIE 5BP
United Kingdom

Dear Sam

Reference is made to the Registration Statement on Form F-1 (together with any amendments or supplements thereto, the "Registration Statement") to be filed by IHS Towers Limited (the "Company") with the U.S. Securities and Exchange Commission. We hereby consent to all references to our name in the Registration Statement under the sections titled "Market and Industry Data," "Prospectus Summary," "Industry," "Business" and "Experts" and to the use of the statistical data supplied by us and included in the Registration Statement in the tables set forth under the section titled "Industry" and in the fourth and fifth columns of the tables set forth under the sections titled "Prospectus Summary-Overview-Our Business- IHS Towers Overview by Country" and "Business-IHS Towers Overview by Country".

We further advise the Company that our role as industry expert has been limited to the provision of such statistical data supplied by us, which is itself based on data provided to us by the Company and third parties. With respect to such statistical data, we advise you that:

1)	we have accurately described the towers and mobile industry and associated statistical data, subject to the availability and reliability of the data supporting the statistical and graphical information presented;

2)	our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the towers and mobile industry;

3)	the statistical information contains estimations and projections that are qualified by and subject to the uncertainties and limitations as described in the Registration Statement under the sections titled "Market and Industry Data," and "Cautionary Statement Regarding Forward-Looking Statements"; and

Analysys Mason Limited North West Wing, Bush House, Aldwych, London WC2B 4PJ, UK

Tel: +44 (0)20 7395 9000 • london@analysysmason.com • www.analysysmason.com

Local perspective on global issues • Offices in Europe, the Middle East, Asia and the Americas

Registered in England and Wales No. 5177472

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4)	we have not undertaken an independent review of any other information disclosed in the Registration Statement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Registration Statement entitled " Experts".

Yours faithfully,

Signed:	/s/ Chris Stanford-Beale

Name:	Chris Stanford-Beale

Title:	Managing Partner and Board Director